Exhibit 99.1

Oclaro Announces First Quarter Fiscal Year 2013 Financial Results

SAN JOSE, Calif., – November 5, 2012 – Oclaro, Inc. (NASDAQ: OCLR), a provider of optical components, modules and subsystems, today announced the financial results for its first quarter of fiscal year 2013, which ended September 29, 2012.

“While our financial results for the fiscal first quarter 2013 were disappointing, our integration is on track and we are executing on our synergies” said Alain Couder, chairman and CEO. “As the new Oclaro, we were immersed in integration activities, and therefore did not fully contemplate all potential execution risks in our forecast. With the difficult market conditions facing the industry, we focused on short-term synergies and expense reduction, which will reduce our combined expenses by $9 million per quarter in the December 2012 quarter compared to pre-merger levels. In the meantime, our new organization is firmly in place and we are fully operating as the new Oclaro. With the continuing soft telecom market, our focus is to execute on synergies that are expected to improve margins over the next few quarters. In addition, we are also focused on ramping new products, including 100G, that we expect will position Oclaro well for a positive turn of the telecom market.”

Results for the First Quarter of Fiscal 2013:

The financial results for the first quarter of fiscal 2013 include approximately ten weeks of operating results of Opnext since the closing of the merger, which occurred on July 23, 2012. Results for the fourth quarter of fiscal 2012 were pre-merger Oclaro and do not include the operating results of Opnext.

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Revenues were $148.8 million for the first quarter of fiscal 2013, compared with revenues of $104.4 million in the fourth quarter of fiscal 2012. Pro forma combined revenues for the full first fiscal quarter, including Opnext for the full quarter, were $160.2 million.

•	GAAP gross margin was 12% for the first quarter of fiscal 2013, compared with a GAAP gross margin of 21% in the fourth quarter of fiscal 2012.

•	Non-GAAP gross margin was 13% for the first quarter of fiscal 2013, compared with a non-GAAP gross margin of 21% in the fourth quarter of fiscal 2012.

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GAAP operating loss was $47.4 million for the first quarter of fiscal 2013. This compares with a GAAP operating loss of $4.0 million in the fourth quarter of fiscal 2012, which included an $11.7 million gain on the sale of assets previously held for sale and $3.4 million of net flood-related income from insurance advances, net of additional write-offs and expenses, due to the flooding in Thailand.

•	Non-GAAP operating loss was $29.4 million for the first quarter of fiscal 2013, compared with a non-GAAP operating loss of $9.9 million in the fourth quarter of fiscal 2012.

•	Adjusted EBITDA was negative $20.6 million for the first quarter of fiscal 2013, compared with negative $5.0 million in the fourth quarter of fiscal 2012.

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GAAP net loss for the first quarter of fiscal 2013 was $9.4 million, and included a gain on bargain purchase of $39.5 million related to the acquisition of Opnext. This compares with a GAAP net loss of $17.2 million in the fourth quarter of fiscal 2012, which included an $11.7 million gain on the sale of assets previously held for sale and $3.4 million of net flood-related income from insurance advances, net of additional write-offs and expenses, due to the flooding in Thailand.

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Oclaro Announces First Quarter Fiscal Year 2013 Financial Results

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Non-GAAP net loss for the first quarter of fiscal 2013 was $31.1 million, and excluded a gain on bargain purchase of $39.5 million related to the acquisition of Opnext. This compares with a non-GAAP net loss of $10.5 million in the fourth quarter of fiscal 2012, which excluded an $11.7 million gain on the sale of assets previously held for sale and $3.4 million of net flood-related income from insurance advances, net of additional write-offs and expenses, due to the flooding in Thailand.

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Cash, cash equivalents and restricted cash were $94.4 million at September 29, 2012, compared with $62.4 million at June 30, 2012. On November 2, 2012 the Company closed an extension of its line of credit with Wells Fargo Capital Finance, which also increased the line to $50 million with an uncommitted incremental $50 million accordion provision structured to allow the potential for additional banks to participate as syndication partners in the future. The line has a five year term and the Company expects in excess of $10 million of additional short-term availability on top of the $37 million which was outstanding as of September 29, 2012.

Second Quarter Fiscal Year 2013 Outlook

The results of Oclaro for the second quarter of fiscal 2013, which ends December 29, 2012, are expected to be:

•	Revenues in the range of $145 million to $162 million.

•	Non-GAAP gross margin in the range of 12% to 18%.

•	Adjusted EBITDA in the range of negative $20 million to negative $9 million.

The foregoing guidance is based on current expectations. These statements are forward looking, and actual results may differ materially. Please see the Safe Harbor Statement in this earnings release for a description of certain important risk factors that could cause actual results to differ, and refer to Oclaro’s most recent annual and quarterly reports on file with the Securities and Exchange Commission (SEC) for a more complete description of these risks. Furthermore, our outlook excludes items that may be required by GAAP, including, but not limited to, restructuring and related costs, acquisition or disposal related costs, any additional flood-related write-offs and expenses, expenses or income from certain legal actions, settlements and related costs outside our normal course of business, impairments of other long-lived assets, depreciation and amortization, extraordinary items, as well as the expensing of stock options and restricted stock grants. We do not intend to update this guidance as a result of developments occurring after the date of this release.

Conference Call

Oclaro will hold a conference call to discuss financial results for the first quarter of fiscal 2013 today at 1:30 p.m. PT/4:30 p.m. ET. To listen to the live conference call, please dial (480) 629-9856. A replay of the conference call will be available through November 12, 2012. To access the replay, dial (858) 384-5517. The passcode for the replay is 4571164. A webcast of this call and a supplemental presentation will be available in the investor section of Oclaro’s website at www.oclaro.com.

About Oclaro

Oclaro, Inc. (NASDAQ: OCLR) is one of the largest providers of lasers and optical components, modules and subsystems for the optical communications, industrial and consumer laser markets. The company is a global leader dedicated to photonics innovation, with cutting-edge research and development (R&D) and chip fabrication facilities in the U.S., U.K., Italy, Switzerland, Israel, Korea and Japan. It has in-house and contract manufacturing sites in China, Malaysia and Thailand, with design, sales and service organizations in most of the major regions around the world. For more information, visit http://www.oclaro.com.

Oclaro Announces First Quarter Fiscal Year 2013 Financial Results

Copyright 2012. All rights reserved. Oclaro, the Oclaro logo, and certain other Oclaro trademarks and logos are trademarks and/or registered trademarks of Oclaro, Inc. or its subsidiaries in the U.S. and other countries. Information in this release is subject to change without notice.

Safe Harbor Statement

This press release contains statements about management’s future expectations, plans or prospects of Oclaro and its business, and together with the assumptions underlying these statements, constitute forward-looking statements for the purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning (i) financial targets and expectations, and progress toward our target business model, including financial guidance for the fiscal quarter ending December 29, 2012 regarding revenue, non-GAAP gross margin and Adjusted EBITDA, and (ii) expectations related to the integration of Opnext into Oclaro following the closing of the merger on July 23, 2012, (iii) our market position and future operating prospects. Such statements can be identified by the fact that they do not relate strictly to historical or current facts and may contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “outlook,” “could,” “target,” and other words and terms of similar meaning in connection with any discussion of future operations or financial performance. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including (i) the future performance of Oclaro and its ability to effectively integrate the operations of acquired companies following the closing of acquisitions and mergers, including its merger with Opnext, (ii) the potential inability to realize the expected benefits and synergies of acquisitions and mergers, (iii) the impact to our operations and financial condition attributable to the flooding in Thailand, (iv) the impact of continued uncertainty in world financial markets and any resulting reduction in demand for our products, (v) our ability to maintain our gross margin, (vi) the effects of fluctuating product mix on our results, (vii) our ability to timely develop and commercialize new products, (viii) our ability to respond to evolving technologies and customer requirements, (ix) our dependence on a limited number of customers for a significant percentage of our revenues, (x) our ability to effectively compete with companies that have greater name recognition, broader customer relationships and substantially greater financial, technical and marketing resources than we do, (xi) our ability to effectively and efficiently transition to an outsourced back-end assembly and test model, (xii) increased costs related to downsizing and compliance with regulatory compliance in connection with such downsizing, (xiii) competition and pricing pressure, (xiv) the potential lack of availability of credit or opportunity for equity based financing, (xv) the risks associated with our international operations, (xvi) the outcome of tax audits or similar proceedings, (xvii) the outcome of pending litigation against the company, (xviii) our ability to maintain or increase our cash reserves and obtain financing on terms acceptable to us, and (xix) other factors described in Oclaro’s most recent annual report on Form 10-K, and other documents we periodically file with the SEC. The forward-looking statements included in this announcement represent Oclaro’s view as of the date of this announcement. Oclaro anticipates that subsequent events and developments may cause Oclaro’s views and expectations to change. Oclaro specifically disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this announcement.

Oclaro Announces First Quarter Fiscal Year 2013 Financial Results

Non-GAAP Financial Measures

Oclaro provides certain supplemental non-GAAP financial measures to its investors as a complement to the most comparable GAAP measures. The GAAP measure most directly comparable to non-GAAP gross margin rate is gross margin rate. The GAAP measure most directly comparable to non-GAAP operating income/loss is operating income/loss. The GAAP measure most directly comparable to non-GAAP net income/loss and Adjusted EBITDA is net income/loss. An explanation and reconciliation of each of these non-GAAP financial measures to GAAP information is set forth below.

Oclaro believes that providing these non-GAAP measures to its investors, in addition to corresponding income statement measures, provides investors the benefit of viewing Oclaro’s performance using the same financial metrics that the management team uses in making many key decisions and evaluating how Oclaro’s “core operating performance” and its results of operations may look in the future. Oclaro defines “core operating performance” as its ongoing performance in the ordinary course of its operations. Items that are non-recurring or do not involve cash expenditures, such as impairment charges, income taxes, restructuring and severance programs, costs relating to specific major projects (such as acquisitions), gain on bargain purchase, non-cash compensation related to stock and options and certain income, purchase accounting adjustments related to the fair market value of acquired inventories, write-offs and expenses related to flooding in Thailand, including advance payments received from insurers, impairment of fixed assets and inventory and related expenses, are not included in Oclaro’s view of “core operating performance.” Management does not believe these items are reflective of Oclaro’s ongoing core operations and accordingly excludes those items from non-GAAP gross margin rate, non-GAAP operating income/loss, non-GAAP net income/loss and Adjusted EBITDA. Additionally, each non-GAAP measure has historically been presented by Oclaro as a complement to its most comparable GAAP measure, and Oclaro believes that the continuation of this practice increases the consistency and comparability of Oclaro’s earnings releases.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States of America. Non-GAAP measures should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Non-GAAP Gross Margin Rate

Non-GAAP gross margin rate is calculated as gross margin rate as determined in accordance with GAAP (gross profit as a percentage of revenues) excluding non-cash compensation related to stock and options and purchase accounting adjustments related to the fair market value of acquired inventories. Oclaro evaluates its performance using non-GAAP gross margin rate to assess Oclaro’s historical and prospective operating financial performance, as well as its operating performance relative to its competitors.

Non-GAAP Operating Income/Loss

Non-GAAP operating income/loss is calculated as operating income/loss as determined in accordance with GAAP excluding the impact of amortization of intangible assets, restructuring, acquisition and related costs, non-cash compensation related to stock and options granted to employees and directors, certain other one-time charges and credits and excluding any flood related advance payments received from insurers, impairment of fixed assets and inventory and related expenses specifically identified in the non-GAAP reconciliation schedules set forth below. Oclaro evaluates its performance using, among other things, non-GAAP operating income/loss in evaluating Oclaro’s historical and prospective operating financial performance, as well as its operating performance relative to its competitors.

Oclaro Announces First Quarter Fiscal Year 2013 Financial Results

Non-GAAP Net Income/Loss

Non-GAAP net income/loss is calculated as net income/loss excluding the impact of restructuring, acquisition and related costs, gain on bargain purchase, Thailand flood-related income and expenses, non-cash compensation related to stock and options granted to employees and directors, net foreign currency translation gains/losses, the impact of amortization of intangible assets and certain other one-time charges and credits specifically identified in the non-GAAP reconciliation schedules set forth below. Oclaro uses non-GAAP net income/loss in evaluating Oclaro’s historical and prospective operating financial performance, as well as its operating performance relative to its competitors.

Adjusted EBITDA

Adjusted EBITDA is calculated as net income/loss excluding the impact of income taxes, net interest income/expense, depreciation and amortization, net foreign currency translation gains/losses, as well as restructuring, acquisition and related costs, non-cash compensation related to stock and options, gain on bargain purchase, purchase accounting adjustments related to the fair market value of acquired inventories and certain other one-time charges and credits, including flood related advance payments received from insurers, impairment of fixed assets and inventory and related expenses, specifically identified in the non-GAAP reconciliation schedules set forth below. Oclaro uses Adjusted EBITDA in evaluating Oclaro’s historical and prospective cash usage, as well as its cash usage relative to its competitors. Specifically, management uses this non-GAAP measure to further understand and analyze the cash used in/generated from Oclaro’s core operations. Oclaro believes that by excluding these non-cash and non-recurring charges, more accurate expectations of its future cash needs can be assessed in addition to providing a better understanding of the actual cash used in or generated from core operations for the periods presented. Oclaro further believes that providing this information allows Oclaro’s investors greater transparency and a better understanding of Oclaro’s core cash position.

Oclaro, Inc. Contact	Investor Contact
Jerry Turin	Jim Fanucchi
Chief Financial Officer	Summit IR Group Inc.
(408) 383-1400	(408) 404-5400
ir@oclaro.com	ir@oclaro.com

Oclaro Announces First Quarter Fiscal Year 2013 Financial Results

OCLARO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share amounts)

	Three Months Ended
	September 29, 2012	June 30, 2012	October 1, 2011
Revenues	$148,813	$104,440	$105,821
Cost of revenues	130,976	82,991	81,788

Gross profit	17,837	21,449	24,033
Operating expenses:
Research and development	25,765	17,267	17,667
Selling, general and administrative	24,566	15,693	17,534
Amortization of intangible assets	2,026	776	726
Restructuring, acquisition and related costs	12,636	6,718	(1,765)
Flood-related (income) expense, net	264	(3,363)	—
(Gain) loss on sale of property and equipment	(18)	(11,650)	60

Total operating expenses	65,239	25,441	34,222

Operating loss	(47,402)	(3,992)	(10,189)
Other income (expense):
Interest income (expense), net	(478)	(416)	(157)
Gain (loss) on foreign currency translation	196	687	1,392
Gain on bargain purchase	39,460	—	—

Total other income (expense)	39,178	271	1,235

Loss before income taxes	(8,224)	(3,721)	(8,954)
Income tax provision	1,183	210	5,628

Net loss	$(9,407)	$(3,931)	$(14,582)

Net loss per share:
Basic	$(0.12)	$(0.08)	$(0.29)
Diluted	$(0.12)	$(0.08)	$(0.29)
Shares used in computing net loss per share:
Basic	80,219	50,831	49,448
Diluted	80,219	50,831	49,448
Stock-based compensation included in the following:
Cost of revenues	$338	$427	$309
Research and development	376	357	367
Selling, general and administrative	886	878	907

Total	$1,600	$1,662	$1,583

Oclaro Announces First Quarter Fiscal Year 2013 Financial Results

OCLARO, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	September 29, 2012	June 30, 2012
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$73,817	$61,760
Restricted cash	20,533	614
Accounts receivable, net	112,230	74,666
Inventories	154,978	78,444
Prepaid expenses and other current assets	23,414	12,582

Total current assets	384,972	228,066

Property and equipment, net	121,957	59,616
Other intangible assets, net	41,817	16,645
Goodwill	10,904	10,904
Other non-current assets	13,229	13,075

Total assets	$572,879	$328,306

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$132,987	$60,098
Accrued expenses and other liabilities	65,371	49,944
Capital lease obligations, current	13,365	—
Note payable	18,919	—
Credit line payable	37,000	25,500

Total current liabilities	267,642	135,542

Deferred gain on sale-leaseback	12,635	12,722
Capital lease obligations, non-current	15,807	—
Other long-term liabilities	25,320	12,391

Total liabilities	321,404	160,655

Stockholders’ equity:
Common stock	909	515
Additional paid-in capital	1,422,027	1,330,172
Accumulated other comprehensive income	30,520	29,538
Accumulated deficit	(1,201,981)	(1,192,574)

Total stockholders’ equity	251,475	167,651

Total liabilities and stockholders’ equity	$572,879	$328,306

Oclaro Announces First Quarter Fiscal Year 2013 Financial Results

OCLARO, INC.

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

(unaudited, in thousands, except per share amounts)

	Three Months Ended
	September 29, 2012	June 30, 2012	October 1, 2011
Reconciliation of GAAP net loss to non-GAAP net loss and adjusted EBITDA:
GAAP net loss	$(9,407)	$(3,931)	$(14,582)
Stock-based compensation included in:
Cost of revenues	338	427	309
Research and development	376	357	367
Selling, general and administrative	886	878	907
Amortization expense	2,026	776	726
Restructuring, acquisition and related costs	12,636	6,718	(1,765)
Flood-related (income) expense, net	264	(3,363)	—
Opnext FMV inventory adjustment	1,462	—	—
Gain on bargain purchase	(39,460)	—	—
Gain on sale of assets previously held for sale	—	(11,672)	—
(Gain) loss on foreign currency translation	(196)	(687)	(1,392)

Non-GAAP net loss	(31,075)	(10,497)	(15,430)

Income tax provision	1,183	210	5,628
Depreciation expense	8,825	4,918	5,116
Interest (income) expense, net	478	416	157

Adjusted EBITDA	$(20,589)	$(4,953)	$(4,529)

Non-GAAP net loss per share:
Basic	$(0.39)	$(0.21)	$(0.31)
Diluted	$(0.39)	$(0.21)	$(0.31)
Shares used in computing Non-GAAP net loss per share:
Basic	80,219	50,831	49,448
Diluted	80,219	50,831	49,448
Reconciliation of GAAP gross margin rate to non-GAAP gross margin rate:
GAAP gross profit	$17,837	$21,449	$24,033
Opnext FMV inventory adjustment	$1,462	$—	$—
Stock-based compensation in cost of revenues	338	427	309

Non-GAAP gross profit	$19,637	$21,876	$24,342

GAAP gross margin rate	12.0%	20.5%	22.7%
Non-GAAP gross margin rate	13.2%	20.9%	23.0%
Reconciliation of GAAP operating loss to non-GAAP operating loss:
GAAP operating loss	$(47,402)	$(3,992)	$(10,189)
Stock-based compensation included in:
Cost of revenues	338	427	309
Research and development	376	357	367
Selling, general and administrative	886	878	907
Amortization of intangible assets	2,026	776	726
Restructuring, acquisition and related costs	12,636	6,718	(1,765)
Flood-related (income) expense, net	264	(3,363)	—
Opnext FMV inventory adjustment	1,462	—	—
Gain on sale of assets previously held for sale	—	(11,672)	—

Non-GAAP operating gain (loss)	$(29,414)	$(9,871)	$(9,645)